Exhibit 99.1
Tilly’s, Inc. Declares Special Dividend of $1.00 per Share
Announces Preliminary Assessment of Impact of Tax Reform

Irvine, CA, January 25, 2018 - Tilly’s Inc. (NYSE: TLYS, the “Company”) announced today that its Board of Directors has declared a special cash dividend of $1.00 per share, or approximately $29 million in the aggregate, on the Company’s outstanding Class A and Class B common stock. This one-time, special dividend is payable on February 20, 2018 to stockholders of record at the close of business on February 9, 2018. The Company cannot guarantee any future dividends. The declaration and payment of future dividends, if any, will be at the sole discretion of the Company’s Board of Directors based on its consideration of various factors, including the Company’s operating results, financial condition, and anticipated capital requirements.

“We are pleased that our operating results and cash generation have allowed us to provide a direct return to our shareholders via a special dividend for the second consecutive year,” commented Edmond Thomas, President and Chief Executive Officer.

Preliminary Assessment of Impact of Tax Reform on Tillys
On December 22, 2017, the Tax Cuts and Jobs Act (the “Act”) was signed into law. The Act includes numerous significant changes to various areas of U.S. federal income tax laws, including a permanent elimination of the progressive federal corporate income tax rate structure, which previously imposed a maximum corporate tax rate of 35%, and replacing it with a flat corporate tax rate of 21%. The rate reduction took effect on January 1, 2018. While the Company continues to evaluate the various potential implications and effects of the Act on the Company’s financial statements and future operational results, based on its preliminary analysis, the Company expects that, as a result of the changes to the corporate tax rate structure, the Company will:

(i)
recognize additional income tax expense of approximately $1.5 million for the fourth quarter of fiscal year 2017 ending February 3, 2018 as a result of a revaluation of its pre-existing deferred tax assets to reflect the new, lower corporate tax rate; and

(ii)	recognize a reduction in income tax expense of approximately $0.3 million for the fourth quarter due to a true-up of its new, blended annual effective tax rate of approximately 38.5% for fiscal 2017.

The resulting net increase in income tax expense of approximately $1.3 million, or $0.04 per diluted share, to the Company’s fiscal 2017 fourth quarter operating results was not contemplated in the Company’s original outlook range for the fourth quarter.

The Company currently estimates that its annual effective tax rate for its 2018 fiscal year ending February 2, 2019 will be approximately 27%.

About Tillys
Tillys is a leading specialty retailer of casual apparel, footwear and accessories for young men, young women, boys and girls with an extensive assortment of iconic global, emerging and proprietary brands rooted in an active and social lifestyle. Tillys is headquartered in Irvine, California and currently operates 219 stores and its website, www.tillys.com.

Forward-Looking Statements
Certain statements in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, statements regarding the Company’s estimated impacts of new tax legislation and future effective tax rates, and any other statements about our future expectations, plans, intentions, beliefs or prospects expressed by the Company’s management are forward-looking statements. These forward-looking statements are based on management’s current expectations and beliefs, but they involve a number of inherent risks and uncertainties that could cause actual results or events to differ materially from those indicated by such forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We do not undertake any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.